EXHIBIT 11.

STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

THREE-MONTH PERIOD ENDED DECEMBER 31, 1998
                                                                                                     ASSUMING
                                                                                BASIC              DILUTION (2)
                                                                       -----------------------  ------------------
Weighted average of outstanding shares                                             36,885,745          36,885,745

Common equivalent shares:
     Outstanding stock options                                                            N/A           1,094,486

Other potentially dilutive securities:
     Convertible Notes (1)                                                                N/A           3,571,429
                                                                       -----------------------  ------------------

Shares used in computing
net income per common share                                                        36,885,745          41,551,660
                                                                       =======================  ==================


Net income                                                                      $ (19,551,000)       $(19,551,000)

Adjustments assuming dilution:
     Interest expense adjustment, net of applicable taxes                                 N/A           1,198,000
                                                                       -----------------------  ------------------

Net income                                                                      $ (19,551,000)       $(18,353,000)
                                                                       =======================  ==================


Net income per common share                                                            ($0.53)             ($0.53)
                                                                       =======================  ==================

YEAR ENDED DECEMBER 31, 1998
                                                                                           ASSUMING
                                                                         BASIC           DILUTION (2)
                                                                   ------------------  ------------------
Weighted average of outstanding shares                                    35,624,888          35,624,888

Common equivalent shares:
     Outstanding stock options                                                   N/A           1,140,270

Other potentially dilutive securities:
     Convertible Notes (1)                                                       N/A           3,571,429
                                                                   ------------------  ------------------

Shares used in computing
net income per common share                                               35,624,888          40,336,587
                                                                   ==================  ==================


Net income                                                              $ (6,372,000)       $ (6,372,000)

Adjustments assuming dilution:
     Interest expense adjustment, net of applicable taxes                        N/A           2,682,000
                                                                   ------------------  ------------------

Net income                                                              $ (6,372,000)       $ (3,690,000)
                                                                   ==================  ==================


Net income per common share                                                  $ (0.18)            $ (0.18)
                                                                   ==================  ==================


Notes:

(1)- On September 16, 1997, the company sold $100 million of 5% convertible subordinated notes due October 2002. The notes are convertible at the option of the holders into Orbital common stock at a conversion price of $28.00 per share.


(2)- Subsidiary stock options that enable holders to obtain subsidiary's common stock pursuant to effective stock option plans are included in computing the subsidiary's earnings per share, to the extent dilutive. Those earnings per share data are included in the company's per share computations based on the company's holdings of the subsidiary's stock. For the three months and year ended December 31, 1998, all such subsidiary stock options were anti-dilutive.